Exhibit 99.1

HCM Acquisition Corp. Announces Increase in Contribution Amount in Connection with its Proposed Extension

STAMFORD, CT, January 16, 2024 (GLOBE NEWSWIRE) -- HCM Acquisition Corp. (NASDAQ: HCMAQ) (the “Company”), a blank check company incorporated as a Cayman Islands exempted company, today announced that it has filed a supplement (“Supplement”) to its definitive proxy statement (the “Proxy Statement”) with the US Securities and Exchange Commission (the “SEC”) on December 26, 2023, in connection with an extraordinary general meeting in lieu of an annual general meeting of the shareholders (“Meeting”) to consider and vote on certain proposals, including a proposal to amend the Company’s amended and restated memorandum and articles of association (our “Amended and Restated Memorandum and Articles of Association”) to extend the date by which the Company must consummate a business combination (the “Extension”) from January 25, 2024 (the “Original Termination Date”) to February 25, 2024 (the “Extended Date”), with the option to elect to extend the date to consummate a business combination on a monthly basis for up to two times by an additional month each time after February 25, 2024, without another shareholder vote, upon two days’ advance notice prior to the applicable deadline, for a total of up to three months to April 25, 2024, unless the closing of a business combination shall have occurred (the “Additional Extension Date” and such proposal, the “Extension Amendment Proposal”).

On January 16, 2024, the Company announced that it has filed a supplement (“Supplement”) to the Proxy Statement. The Supplement provides that the Sponsor has agreed to increase the Monthly Contribution to the lesser of (i) $0.03 per Class A Ordinary Share held by public shareholders or (ii) an aggregate of $30,000 for each Public Share that is not redeemed.

The Monthly Contributions will be placed in the Company’s trust account with J.P. Morgan Wealth Management. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act of 1940, as amended, the Company has instructed the trustee of the trust account to liquidate the investments held in the trust account and instead to hold the funds in the trust account in a treasury securities cash management fund, which is currently expected to earn approximately 4.5% interest per annum.

Because the Company is domiciled in the Cayman Islands, any redemption of its ordinary shares would not be subject to the excise tax established by the Inflation Reduction Act of 2022 (the “Excise Tax”). If the Company were to become subject to the Excise Tax in the future, whether in connection with the consummation of a business combination with a U.S. company (including if the Company were to redomicile as a U.S. corporation in connection therewith) or otherwise, whether and to what extent the Company would be subject to the Excise Tax on a redemption of its ordinary shares would depend on a number of factors.  If the Company were to become a covered corporation in the future, the per-share redemption amount payable from the Trust Account (including any interest earned on the funds held in the trust account) to the holder of the public shares in connection with a redemption of the Company’s shares are not expected to be reduced by any Excise Tax imposed on the Company.

The Meeting will be held in person at 10:00 a.m. Eastern time, at 100 First Stamford Place, Suite 330, Stamford, CT 06902. For your convenience, we will also webcast the Extraordinary Meeting live via the Internet at www.virtualshareholdermeeting.com/HCMA2024SM.  The Company encourages its shareholders to vote in favor of the Extension Amendment Proposal and each other proposal described in the Proxy Statement.

The Company’s shareholders of record at the close of business on the record date, December 19, 2023, are entitled to vote the ordinary shares owned by them at the Meeting. Every shareholder’s vote is very important, regardless of the number of shares held, and the Company requests the prompt submission of votes.

Shareholders may vote online at www.virtualshareholdermeeting.com/HCMA2024SM by following the instructions on their provided proxy card. If the shares are held in an account at a brokerage firm or bank, shareholders must instruct their respective broker or bank how to vote the shares, or the shareholders may cast their vote online at www.proxyvote.com by obtaining a proxy from the respective brokerage firm or bank.

About HCM Acquisition Corp.

HCM Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. For more information, please visit https://www.HCMacq.com.

Additional Information and Where to Find It

The Company urges investors, shareholders and other interested persons to read the Proxy Statement and the Supplement, as well as other documents filed by the Company with the SEC, because these documents contain important information about the Company and the Second Extension. The Proxy Statement is being mailed to shareholders of the Company as of a record date of November 8, 2023, on or about November 27, 2023. Shareholders may obtain copies of the Proxy Statement and the Supplement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: https://www.HCMacq.com.

Participants in Solicitation

The Company and its directors, executive officers and other members of their management may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposals described therein. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Proxy Statement, which may be obtained free of charge from the sources indicated above.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Second Extension and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This press release contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, including as they relate to the Contemplated Business Combination. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. They involve known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these statements. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When the Company discusses its strategies or plans, including as they relate to a business combination, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, the Company’s management. Actual results and shareholders’ value will be affected by a variety of risks and factors, including, without limitation, international, national and local economic conditions, merger, acquisition and business combination risks, financing risks, geo-political risks, acts of terror or war, and those risk factors described under “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the United States Securities and Exchange Commission (the “SEC”) on March 30, 2023, Form 10-Q filed for the quarter ended March 31, 2023 filed with the SEC on May 15, 2023 and Form 10-Q for the quarter ended June 30, 2023 filed with the SEC on August 15, 2023 and the Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 13, 2023, in this proxy statement and in other reports the Company files with the SEC. Many of the risks and factors that will determine these results and shareholders’ value are beyond the Company’s ability to control or predict.  All such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. All subsequent written or oral forward-looking statements attributable to us or persons acting on the Company’s behalf are qualified in their entirety by this “Forward-Looking Statements” section.